EXHIBIT 21

                              LIST OF SUBSIDIARIES


     Principal subsidiary/undertaking                Country of incorporation

Roberts Pharmaceutical Corporation                  USA, State of New Jersey
Shire Pharmaceutical Limited                        England and Wales
Shire Pharmaceutical Development Limited            England and Wales
Shire International Licensing BV                    Netherlands
Shire Laboratories Inc.                             USA, State of Delaware
Shire Supplies U.S., LLC                            USA, State of Delaware
Shire France S.A.                                   France
Shire Deutschland GmbH & Co. KG                     Germany
Shire US Inc.                                       USA, State of New Jersey
Shire Pharmaceuticals Ireland Limited               Ireland
Shire Italia SpA                                    Italy
Shire Pharmaceutical Iberica S.L.                   Spain
Shire Canada Inc.                                   Canada
Shire Pharmaceutical Development US Inc.            USA, State of Maryland
Shire BioChem Inc.                                  Canada
Shire Finance Limited                               Cayman Islands
Shire Biologics Inc.                                USA, State of Massachusetts
Shire Pharmaceutical Contracts Limited              England and Wales
Shire US Manufacturing Inc.                         USA, State of Maryland


All of the Group's subsidiary undertakings are beneficially owned (directly or indirectly) as to 100% and are all consolidated in the results of the Group.






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